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                                                         Exhibit 1.1
Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 1

                       INFOHIGHWAY COMMUNICATIONS CORPORATION

                          1,600,000 SHARES OF COMMON STOCK

                               UNDERWRITING AGREEMENT



                              ___________, 1999


Weatherly Securities Corporation
Two World Trade Center, Suite 2946
New York, New York 10048

Ladies and Gentlemen:

     InfoHighway Communications Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), hereby confirms its agreement with Weatherly Securities Corporation as representative (the "Representative") of the underwriters named in Schedule 1 hereto (collectively, with the Representative, the "Underwriters"), as set forth below:

     1. PROPOSED UNDERWRITING. The Company proposes to issue and sell to the Underwriters an aggregate of 1,600,000 shares (the "Firm Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock") in an initial public offering (the "IPO"). In addition, for the sole purpose of covering over-allotments from the sale of the Firm Shares, the Company proposes to grant to the Underwriters an option (the "Option") to purchase an
additional 240,000 shares of Common Stock (the "Option Shares").   The Firm
Shares and the Option Shares are collectively referred to herein as the "Shares."

     2. DEFINITIONS. The following terms shall have the following meanings ascribed to them in this Agreement:

     (a)   "Agreement" means this Underwriting Agreement.

     (b) "Application" means application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange.

     (c)   "ARC" means ARC Networks, Inc., a Delaware Corporation.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 2


     (d)   "AXCES" means AXCES, Inc., a Delaware Corporation.

     (e)   "Board" means the Board of Directors of the Company.

     (f)   "Commission" means the United States Securities and Exchange
Commission.

     (g)   "Company" means InfoHighway Communications Corporation.

     (h) "Effective Date" means the date the Commission declares the Registration Statement effective pursuant to Section 8 of the Securities Act.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Firm Closing Date" means ___________,1999, or such date as the Underwriter and the Company may agree upon.

     (k)   "Founding Companies" means, collectively, AXCES, ARC, and
InfoHighway.

     (l)   "InfoHighway" means InfoHighway International, Inc., a Texas
Corporation.

     (m) "Investment Company Act" means the Investment Company Act of 1940, as amended.

     (n) "Material Adverse Effect" means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of the company being referred to.

     (o)   "NASD" means National Association of Securities Dealers, Inc.

     (p) "Preliminary Prospectus" means each prospectus subject to completion filed with the Registration Statement (including the prospectus subject to completion, if any, included in the Registration Statement at the time it was or is declared effective).

     (q) "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act or, if no prospectus is so filed pursuant to Rule 424(b), the prospectus included in the Registration Statement.

     (r) "Registration Statement" means the registration statement on Form S-1 (File No. 333-82151), with respect to the Shares, as amended at the time it was or is declared effective, and any amendment thereto that was or is thereafter declared effective, including all financial schedules and exhibits thereto and any information omitted therefrom pursuant to Rule 430A under the Securities Act and included in the Prospectus, together with any Rule 462(b) Registration Statement.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 3


     (s)   "Securities Act" means the Securities Act of 1933, as amended.

     (t) "Underwriters' Securities" shall mean the Underwriters' Warrants and the Underwriters' Warrant Shares.

     (u) "Underwriters' Warrant Agreement" means the warrant agreement relating to the Underwriters' Warrants.

     (v) "Underwriters' Warrants" shall mean the warrants issuable to the Underwriter pursuant to the Underwriters' Warrant Agreement.

     (w) "Underwriters' Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Underwriters' Warrants.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriters that the following statements are true and correct on the date hereof and as of the times referred to below:

     (a) The Registration Statement, including the Preliminary Prospectus, has been filed by the Company with the Commission under the Securities Act, and one or more amendments to the Registration Statement have been so filed. Copies of the Registration Statement and of each amendment, heretofore filed by the Company with the Commission have been delivered to each of the Underwriters. After the execution of this Agreement, the Company will file with the Commission either (i) if the Registration Statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, the Prospectus in the form most recently included in the Registration Statement (or, if an amendment thereto shall have been filed, in such amendment), with such changes or insertions as are required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (ii) if the Registration Statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to the Registration Statement, including a form of Prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement. The Company has caused to be delivered to the Underwriters copies of each Preliminary Prospectus and has consented to the use of those copies for the purposes permitted by the Securities Act.

     (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When each Preliminary Prospectus and each amendment and each supplement thereto was filed with the Commission, it
(i) contained all statements required to be stated therein, in accordance with, and complied with, in all material respects, the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and
(ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 4


     (c)   When the Registration Statement was and is declared effective, it:

         (i) contained and will contain all statements required to be stated therein in accordance with, and complied and will comply with, in all material respects, the requirements of, the Securities Act and the rules and regulations of the Commission thereunder, and

         (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

     (d) When the Prospectus and each amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required so to be filed, when the Registration Statement containing such Prospectus or amendment or supplement thereto was and is declared effective) and on the Firm Closing Date and any Option Closing Date (as each such term is hereinafter defined), the Prospectus, as amended or supplemented at any such time:

         (i) contained and will contain all statements required to be stated therein in accordance with, and complied and will comply with, in all material respects, the requirements of, the Securities Act and the rules and regulations of the Commission thereunder, and

         (ii) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The foregoing provisions do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein.

     (e) Each of the Company and the Founding Companies has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction, and is duly qualified or authorized to transact business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or the conduct of its business requires such qualification or authorization, except where failure to qualify would not have a Material Adverse Effect on each respective company.

     (f) Each of the Company and the Founding Companies has full corporate power and authority, and all necessary material authorizations, approvals, and permits, to own or lease its respective property and to conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except where the failure to do so would not have a Material Adverse Effect on each respective company.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 5


     (g) The Company has an authorized, issued, and outstanding capitalization as set forth in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, and nonassessable. There are no outstanding options, warrants, or other rights granted by the Company to purchase shares of its Common Stock or other securities, other than as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when the Shares are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No holder of outstanding securities of the Company is entitled to any preemptive or other right to subscribe for any of the Company's securities other than as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and no person is entitled to have securities registered by the Company under the Registration Statement or otherwise under the Securities Act other than as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (h) The capital stock of the Company conforms to the description thereof contained in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (i) All issuances of securities heretofore effected by the Company and each of the Founding Companies have been so effected pursuant to an exemption from the registration requirements of the Securities Act. Except as previously disclosed in writing to the Representative, no compensation was paid to or on behalf of any member of the NASD, or any affiliate or employee thereof, in connection with any such issuance.

     (j) The financial statements of the Company and each of the Founding Companies included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as opined on and prepared by BDO Seidman, LLP, Pannel Kerr Forster of Texas, P.C., KPMG, LLP and Moore Stephens, P.C., as the case may be, fairly present the financial position of the Company and each of the Founding Companies, respectively, as of the dates indicated, and the results of operations of the Company and each of the Founding Companies, respectively, for the periods specified. Such financial statements have been prepared in all material respects in accordance with accounting principles generally accepted in effect in the United States of America, consistently applied, except to the extent that certain footnote disclosures regarding unaudited interim periods may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act and normal year-end audit adjustments. The financial data set forth under the captions "Summary Pro Forma Combined Financial Data Information," "Summary Historical Financial Information For the Founding Companies," and "Selected Financial Data" in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, in all material respects, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                   Page 6


     (k) BDO Seidman, LLP, which has audited certain financial statements of the Company and delivered its reports with respect to those financial statements included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder.

     (l) Pannel Kerr Forster of Texas, P.C., which has audited certain financial statements of AXCES and delivered its report with respect to those financial statements included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to AXCES as required by the Securities Act and the applicable rules and regulations thereunder.

     (m) KPMG, LLP, which has audited certain financial statements of InfoHighway and delivered its report with respect to those financial statements included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to the InfoHighway as required by the Securities Act and the applicable rules and regulations thereunder.

     (n) Moore Stephens, P.C., which has audited certain financial statements of ARC and delivered its report with respect to those financial statements included in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants with respect to ARC as required by the Securities Act and the applicable rules and regulations thereunder.

     (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus):

         (i) there has been no material adverse change in the business, operations, condition (financial or otherwise), earnings or prospects of the Company or any of the Founding Companies, whether or not arising in the ordinary course of business;

         (ii) there have been no transactions entered into by the Company or any of the Founding Companies and no commitments made by the Company or any of the Founding Companies that, individually or in the aggregate, are material with respect to the Company or any of the Founding Companies;

         (iii) there has not been any change in the capital stock or indebtedness of the Company or any of the Founding Companies; and

         (iv) there has been no dividend or distribution of any kind declared, paid, or made by the Company or any of the Founding Companies in respect of any class of its capital stock.

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Weatherly Securites                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 7


     (p) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement and the Underwriters' Warrant Agreement. The execution and delivery of this Agreement and the Underwriters' Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Underwriters' Warrant Agreement have each been duly executed and delivered by the Company and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity.

     (q) The issuance, offer, and sale by the Company to the Underwriters of the Shares pursuant to this Agreement or the Underwriters' Warrants pursuant to the Underwriters' Warrant Agreement, the compliance by the Company with the provisions of this Agreement and the Underwriters' Warrant Agreement, and the consummation of the other transactions contemplated by this Agreement and the Underwriters' Warrant Agreement do not:

         (i) require the consent, approval, authorization, registration, or qualification of or with any court or governmental or regulatory authority (other than (1) as obtained or required under state securities or blue sky laws and federal and state communications laws, rules, and regulations and,
(2) if the Registration Statement is not effective under the Securities Act as of the time of execution hereof, as required by the Securities Act), or

         (ii) conflict with or result in a breach or violation of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound or subject, or the certificate of incorporation or by-laws of the Company, or any statute or any rule, regulation, judgment, decree, or order of any court or other governmental or regulatory authority or any arbitrator or tribunal applicable to the Company, other than federal and state communications laws, rules and regulations.

     (r) No legal or governmental proceedings are pending to which the Company or any of the Founding Companies is a party or to which the property of the Company or any of the Founding Companies is subject, and no such proceedings have been threatened against the Company or any of the Founding Companies or with respect to any of their respective properties, except as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (and, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or filed as required.

     (s) Neither the Company nor any of the Founding Companies is in (i) violation of its certificate of incorporation, by-laws, or other governing documents, (ii) except as described in the Prospectus (and, if the Prospectus is not in existence, then the

Weatherly Securites                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 8


most recent Preliminary Prospectus), violation of any law, statute, regulation, ordinance, rule, order, judgment, or decree of any court or any governmental or regulatory authority applicable to it, or (iii) except as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which it is a party or by which it or any of its property may be bound or subject, and no event has occurred which with notice (whether or not notice has been, or will be, given) or lapse of time (or both) would constitute such a default.

     (t) Except as described in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company and the Founding Companies each currently own or possess adequate rights to use all intellectual property, including all patents, trademarks, service marks, trade names, copyrights, inventions, know-how, trade secrets, proprietary technologies, processes, substances, and applications, that are described in the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus), and any other rights or interests in items of intellectual property necessary for the conduct of the business now conducted or proposed to be conducted by the Company and each of the Founding Companies as described in the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as disclosed in the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus), neither the Company nor any of the Founding Companies is aware of, nor has the Company nor any of the Founding Companies received notice of, infringement of, or conflict with asserted rights of others with respect to any of the foregoing. All such intellectual property rights and interests are (i) valid and enforceable and (ii) to the best knowledge of the Company and each of the Founding Companies, not being infringed by any third parties, except as disclosed in the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (u) The Company and each of the Founding Companies possess adequate licenses, orders, authorizations, approvals, certificates, and permits issued by the appropriate federal, state, local, or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as disclosed in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no pending proceedings relating to the revocation or modification of any such license, order, authorization, approval, certificate or permit, and no such proceedings have been threatened.

     (v) The Company and the Founding Companies have good and indefeasible title to all of the properties and assets reflected in their respective financial statements and as described in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), subject to no lien, security interest, mortgage, pledge, charge, hypothecation, or encumbrance of any kind, except those reflected in such financial statements or as described in the Registration Statement and the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus). Except as disclosed in the Prospectus (and if the Prospectus is not in

Weatherly Securites                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 9


existence, the most recent Preliminary Prospectus), the Company and the Founding Companies occupy their respective leased properties under valid and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (w)  (i)    The Company, through ARC, has good and indefeasible title to all of the assets of ARC, subject to and in accordance with that certain Agreement and Plan of Reorganization dated June 30, 1999, by and among ARC, ARC Acquisition, Inc., the Company and its Stockholders Named Therein (the "ARC Acquisition Agreement.")

          (ii) The Company, through AXCES, has acquired good and indefeasible title to all of the assets of AXCES, on the Firm Closing Date, subject to and in accordance with that certain Agreement and Plan of Reorganization dated June 24, 1999, by and among AXCES, AXCES Acquisition, Inc., the Company, MTM Holdings Corporation and its Stockholders Named Therein (the "AXCES Acquisition Agreement.")

          (iii) The Company, through InfoHighway, has acquired good and indefeasible title to all of the assets of InfoHighway, on the Firm Closing Date, subject to and in accordance with that certain Agreement and Plan of Reorganization dated June 30, 1999, by and among InfoHighway, Info Acquisition, Inc., the Company and its Stockholders Named Therein (the "InfoHighway Acquisition Agreement.")

     (x) The Company is not, and does not intend to conduct its business in a manner in which it would be, an "investment company" as defined in Section 3(a) of the Investment Company Act.

     (y) No labor dispute with the employees of the Company or any of the Founding Companies exists, is threatened, or is imminent that could result in a Material Adverse Effect in the condition (financial or otherwise), business, prospects, net worth, or results of operations of the Company or any of the Founding Companies.

     (z) The Company and the Founding Companies are each insured, by insurers of recognized financial responsibility licensed in all jurisdictions in which each of the Company and the Founding Companies maintain facilities, against such losses and risks and in such amounts as are prudent and customary in the businesses in which each is engaged. Neither the Company nor any of the Founding Companies has been refused any insurance coverage sought or applied for. Neither the Company nor any of the Founding Companies has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business, prospects, net worth, or results of operations of the Company or the Founding Companies.

     (aa) The Underwriters' Warrants will conform to the description thereof in the Registration Statement and in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Underwriters' Warrants, when sold to and

Weatherly Securites                                      Underwriting Agreement
InfoHighway Communications Corporation                                  Page 10


paid for by the Underwriters in accordance with the Underwriters' Warrant Agreement, will have been duly authorized and validly issued and will constitute valid and binding obligations of the Company, and the holders of the Underwriters' Warrants shall be entitled to the benefits of the Underwriters' Warrant Agreement. The Underwriters' Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Underwriters' Warrants by all necessary corporate action on the part of the Company. When issued, delivered, and paid for upon such exercise in accordance with the terms of the Underwriters' Warrant Agreement, the Underwriters' Warrants, and the Underwriters' Warrant Shares will be validly issued, fully paid, and nonassessable and will conform to the descriptions thereof in the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (bb) Except as set forth in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no person has acted as a finder in connection with, or is entitled to any commission, fee, or other compensation or payment for services as a finder for or for originating, or introducing the parties to, the transactions contemplated herein. Except as set forth in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has no management or financial consulting agreement with anyone. No promoter, officer, director, or stockholder of the Company is, directly or indirectly, affiliated or associated with an NASD member. No securities of the Company have been acquired by an NASD member.

     (cc) The Company and the Founding Companies have filed all federal, state, local, and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by them to the extent that the same have become due, except as disclosed in the financial statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus).

     (dd) None of the Company, the Founding Companies, or any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any of the Founding Companies, has, directly or indirectly:

         (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity;

         (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds;

         (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or;

         (iv) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

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Weatherly Securities                                     Underwriting Agreement
InfoHighway Communications Corporation                                  Page 11


     (ee) No transaction has occurred between or among the Company and any of its officers, directors, agents, employees, or any affiliates, or between or among any of the Founding Companies and any of their respective officers, directors, agents, employees or any affiliates, that is required to be described in and is not described in the Registration Statement and the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus).

     (ff) None of the Company, any of the Founding Companies, or any officer, director, agent, employee, or other person associated with or acting on behalf of the Company or the Founding Companies has taken or will take, directly or indirectly, prior to the completion of the IPO, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares.

     (gg) The Company owns all capital stock of the Founding Companies, and such capital stock is validly issued, fully paid, nonassessable and free of preemptive rights.

4.   PURCHASE, SALE, AND DELIVERY OF THE SHARES AND THE UNDERWRITERS' WARRANTS

     (a) On the basis of the representations, warranties, agreements, and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter, severally, not jointly, agrees to purchase from the Company, the number of Firm Shares set forth opposite its name on Schedule 1 hereto at a purchase price of $[91% OF PUBLIC OFFERING PRICE] per share.

     (b) Certificates in definitive form for the Firm Shares that the Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Underwriters request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer or certified or official bank check or checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company. Such delivery of and payment for the Firm Shares shall be made at the offices of the Representative, Two World Trade Center, Suite 2946, New York, New York 10048, at 9:30 A.M., New York City time on the Firm Closing Date. The Company will make such certificates for the Firm Shares available for checking and packaging by the Underwriters, at such offices as may be designated by the Representative, at least 24 hours prior to the Firm Closing Date. In lieu of physical delivery, the closing may occur by customary DTC delivery.

     (c) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus (and if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company hereby grants to the Underwriters the Option to purchase any or all of the Option Shares, which Option is exercisable by the Representative on behalf of and for the account of the Underwriters. The purchase price to be paid for any of the Option Shares shall be the

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 12


same price per share as the price per share for the Firm Shares. The Option may be exercised as to all or any part of the Option Shares from time to time within 45 calendar days after the Firm Closing Date (the "Option Period"). The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of the Option. The Representative may from time to time exercise the Option for the account of and on behalf of the Underwriters by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the Option and the date and time for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the Underwriters but shall not be earlier than 2 business days or later than 8 business days after such exercise of the Option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon, is herein called the "Option Closing Date" with respect to such Option Shares. Upon exercise of the Option as provided herein, the Company shall become obligated to sell to the Underwriters, and, subject to the terms and conditions herein set forth, each Underwriter shall become obligated to purchase from the Company, the Option Shares as to which the Underwriter is then exercising its Option. If the Option is exercised as to all or any portion of the Option Shares, certificates in definitive form for such Option Shares, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (b) of this section 4, except that references therein to the Firm Shares and the Firm Closing Date shall be deemed, for purposes of this paragraph, to refer to such Option Shares and Option Closing Date, respectively. The Company will make such certificates for the Option Shares available for checking and packaging by the Underwriters, at such offices as may be designated by the Representative, at least 24 hours prior to the Option Closing Date. In lieu of physical deliery, the closing may occur by customary DTC delivery.

     (d) On the Firm Closing Date, the Company will grant to the each of the Underwriters or, at the direction of the Underwriters, to shareholders and officers of the Underwriters, Underwriters' Warrants to purchase (i) an aggregate of 160,000 shares of Common Stock on the Firm Closing Date, and
(ii) an aggregate of shares of Common Stock on each Option Closing Date equal to 10% of the number of Option Shares purchased on each such Option Closing Date (for a total of 184,000 Shares if the Underwriters exercise the Option in full) for a period of five (5) years, commencing on the first anniversary of the Effective Date. The Underwriters' Warrants shall be exercisable in whole or in part, from time to time and at any time, at a price equal to 165% of the price of the Common Stock offered in the IPO, and shall contain terms and provisions more fully described herein below and as set forth more particularly in the Underwriters' Warrant Agreement attached hereto as Exhibit A.

     5. OFFERING BY THE UNDERWRITER. The Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

     6. COVENANTS OF THE COMPANY. The Company covenants to, and agrees with, the Underwriters that:

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 13


     (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus, and any amendment or supplement thereto, with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act (or a successor rule). During any time when the Prospectus is required to be delivered under the Securities Act, the Company:

          (i) will comply with all requirements imposed upon it by the Securities Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and

          (ii) will not file with the Commission any Prospectus, amendment, or supplement to the Prospectus or any amendment to the Registration Statement as to which the Underwriters shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent. The Company will prepare and file with the Commission, in accordance with its rules and regulations promptly upon request by the Underwriters or counsel to the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible at the direction of the Underwriters. The Company will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Underwriters of each such filing or effectiveness.

     (b) The Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge, of:

          (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto,

          (ii) the suspension of the qualification of any Shares for offering or sale in any jurisdiction,

          (iii) the institution, threat, or contemplation of any proceeding for any such purpose or

          (iv) any request made by the Commission or any jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus, or for additional information. The Company will use its best efforts to prevent the issuance of

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 14


any such stop order, suspension, or proceeding, and, if any such stop order, suspension, or proceeding is issued, to obtain the withdrawal thereof as promptly as possible.

     (c) The Company will, in cooperation with counsel to the Underwriters, arrange for the qualification of the Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction which it is not otherwise so subject.

     (d) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary or desirable at any time to amend or supplement the Prospectus to comply with the Securities Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Underwriters thereof and, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

     (e) The Company will, without charge, provide to the Underwriters and to counsel for the Underwriters (i) as many signed copies of the Registration Statement originally filed with respect to the Shares and each amendment thereto (in each case including exhibits thereto) as the Underwriters may reasonably request, (ii) as many conformed copies of such Registration Statement and each amendment thereto (in each case without exhibits thereto) as the Underwriter may reasonably request and (iii) so long as a prospectus relating to the Shares is required to be delivered under the Securities Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

     (f) The Company shall make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11 (a) of the Securities Act and in accordance with Rule 158 thereunder.

     (g) The Company will reserve and keep available for issuance that maximum number of authorized but unissued Underwriters' Warrant Shares issuable upon exercise of the Underwriters' Warrants outstanding from time to time.

     (h) The Company will apply the net proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

     (i) Prior to the end of the Option Period, the Company will not, directly or indirectly, without prior written consent of the Representative, issue any press release or

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 15


other public announcement or hold any press conference with respect to the Company or its activities with respect to the IPO.

     (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the Securities Act, then immediately following the Firm Closing Date, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) under the Securities Act, copies of the Prospectus including the information omitted in reliance on Rule 430A, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (k) The Company will cause the Shares to be included on the American Stock Exchange on the Effective Date and to maintain such listing thereafter. The Company will file with the American Stock Exchange all documents and notices that are required pursuant to the rules of the American Stock Exchange.

     (l) During the period of five (5) years from the Firm Closing Date, the Company will, as promptly as possible (not to exceed 120 days after each fiscal year) render and distribute reports to its stockholders which will include audited statements of its operations and changes of financial position during such period and its audited balance sheet as of the end of such period. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule. The Company's independent certified public accountants shall have rendered an opinion as to the financial statements and shall timely file all reports required to be filed under the federal and state securities laws.

     (m) During a period of three (3) years commencing with the Firm Closing Date, the Company will furnish to the Representative, at the Company's expense, copies of:

          (i) all periodic and special reports furnished to and all communications with, the Company's stockholders; and

          (ii) information, documents, and reports filed with the Commission.

     (n) The Company has appointed American Stock Transfer & Trust Company as transfer agent for the Common Stock (the "Transfer Agent"). The Company will not change or terminate such appointment for a period of three (3) years from the Firm Closing Date without first obtaining the written consent of the Representative. For a period of three (3) years after the Effective Date, the Company shall cause the Transfer Agent to deliver promptly to the Underwriters a duplicate copy of the daily transfer sheets relating to trading of the Shares. The Company shall also provide to the Representative, on a weekly basis, copies of the DTC special securities positions listing report.

     (o) For 180 days after the Firm Closing Date, the Company will not directly or indirectly take any action designed to, or that will constitute, or that might reasonably

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 16


be expected to cause or result in, the stabilization or manipulation of the price of the Common Stock.

     (p) The Company will not take any action to facilitate the sale of any shares of Common Stock pursuant to Rule 144 under the Securities Act or otherwise if any such sale would violate the terms of the Lock-up Agreements.

     (q) As long as any shares of the Company's Common Stock remain subject to the Lock-up Agreements, the Company shall not grant options, issue shares of its Common Stock, or issue other securities except (i) the Shares, (ii) shares issued under its incentive plan, (iii) any shares of Common Stock issued by the Company upon the exercise of any option or any warrant or the conversion of a security outstanding on the date hereof (PROVIDED that such option, warrant, or other security was disclosed in the Registration Statement and the Prospectus (and, if the Prospectus is not then in existence, the Preliminary Prospectus), or (iv) in connection with acquisitions of businesses, technologies, or products complementary to those currently offered by the Company; PROVIDED, HOWEVER, that any recipients of such options, shares, or securities issued pursuant to this paragraph agree to be bound by the terms of the Lock-up Agreements. In addition, the Company, at its own expense, shall file a registration statement at any time for the resale of up to 165,000 shares of Common Stock by Benchmark Equity Group during the period beginning 90 days after the Firm Closing Date and ending 180 days after the Firm Closing Date.

     (r) Prior to the 120th day after the Firm Closing Date, the Company will provide the Underwriters and its designees with 8 leather bound volumes of the transaction documents relating to the Registration Statement and the closings thereunder, in form and substance reasonably satisfactory to the Representative and its counsel.

     (s) The Company shall give notice to the Underwriters immediately as to any investigation, proceeding, order, event, or other circumstance, or any threat thereof, by or relating to the Commission or any other governmental authority, that could impair or prevent the IPO. Except as required by law or as otherwise mutually agreed in writing, the Company will not acquiesce in such circumstances and will defend any proceedings or orders in that connection.

     (t) The Company will, for a period of 3 years commencing immediately after the Firm Closing Date, use its best efforts:

          (i) to nominate one person (the "Nominee"), if any, designated by the Representative for election to the Company's Board and

          (ii) to cause the Nominee's election to the Board.

In the event the Representative elects not to exercise such right, the Representative may designate a person (the "Designee") (a) to receive all notices of meetings of the Board and all correspondence and communications sent by the Company to the Board and (b) to attend all such meetings of the Board. The Company shall reimburse the Nominee or the Designee (as the case may be) for his reasonable out-of-pocket expenses incurred in

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 17


connection with his attendance of meetings of the Company's Board, including, but not limited to, food, lodging, and transportation. The Company shall pay the Nominee an amount consistent with the Company's policy on paying non-employee directors. The Company shall indemnify and hold the Representative and its Nominee or Designee (as the case may be) harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Nominee or Designee at any such meeting described herein or action taken by the Board by consent in lieu of any such meeting. If the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it shall, if possible, include and maintain the Nominee as an insured under such policy, and shall furnish proof of insurance and proof of payment to the Representative and the Nominee (if any).

     (u) The Company shall first submit to the Representative certificates representing the Shares for approval prior to printing, and shall, as promptly as possible after filing the Registration Statement with the Commission, obtain CUSIP numbers for the Shares.

     (v) For so long as the Shares are registered under the Exchange Act but not less than 5 years from Effective Date, the Company will hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of its fiscal years.

     (w) The Company will engage a financial public relations firm satisfactory to the Representative on or before the Firm Closing Date, and continuously engage such firm, or a substitute firm reasonably acceptable to the Representative, for a period of 3 years following the Firm Closing Date.

     (x) The Company will engage BDO Seidman (or a substitute independent certified public accounting firm having a national reputation reasonably acceptable to the Representative) on or before the Firm Closing Date, and continuously engage such firm for 3 years following the Firm Closing Date.

     (y) The Company will engage American Stock Transfer & Trust Company or such other transfer agent reasonably acceptable to the Representative on or before the Firm Closing Date, and continuously engage such firm (or a substitute firm reasonably acceptable to the Representative) for 3 years following the Firm Closing Date.

     (z) The Company will take all necessary and appropriate actions to be included in Standard and Poor's Corporation Descriptions or other equivalent manual and to maintain its listing therein for a period of 5 years from the Effective Date.

     (aa) On or prior to the Firm Closing Date, the Company will give written instructions to the Transfer Agent directing the placement of stop-order restrictions against, and appropriate legends advising of the Lock-Up Agreements on, all certificates representing all securities of the Company owned by the persons who have entered into the Lock-Up Agreements.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 18


     (bb) The Company shall participate in "road shows" at and upon the request of the Underwriters.

     (cc) The Company shall uphold and strictly enforce against the Stockholder (as such term is defined in the AXCES Acquisition Agreement) the provisions of Section 12.2 of the AXCES Acquisition Agreement, and the Company shall not release any such Stockholder or any of that Stockholder's Related Persons (as such term is defined in the AXCES Acquisition Agreement) from the restrictions set forth in said Section without the prior written consent of the Representative.

     (dd) The Company shall uphold and strictly enforce against the Stockholders (as such term is defined in the InfoHighway Acquisition Agreement) the provisions of Section 12.02 of the InfoHighway Acquisition Agreement, and the Company shall not release any of the Stockholders or any of the Stockholders' Related Persons (as such term is defined in the InfoHighway Acquisition Agreement) from the restrictions set forth in said Section without the prior written consent of the Representative.

     (ee) The Company shall uphold and strictly enforce against the Stockholders (as such term is defined in the ARC Acquisition Agreement) the provisions of Section 10.2 of the ARC Acquisition Agreement, and the Company shall not release any of the Stockholders or any of the Stockholders' Related Persons (as such term is defined in the InfoHighway Acquisition Agreement) from the restrictions set forth in said Section without the prior written consent of the Representative.

     7.   EXPENSES

     (a) The Company shall pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the IPO is consummated or this Agreement is terminated, including all costs and expenses incident to (i) the preparation, printing, and filing and other reproduction of documents with respect to the IPO, including any costs of printing the Registration Statement, any Preliminary Prospectus, and the Prospectus and any amendment or supplement thereto, this Agreement, the selected dealer agreement, and the other agreements and documents governing the underwriting arrangements relating to the IPO, (ii) all reasonable and necessary arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants, and any other experts or advisors retained by the Company,
(iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including registrar's and Transfer Agent's fees and any transfer or other taxes payable thereon, (v) the qualification of the Shares under state blue sky or securities laws, including filing fees and reasonable legal fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the NASD relating to the Shares, (vii) the listing of the Shares on the American Stock Exchange or the inclusion of the Shares on any other exchange, and the listing of the Shares in the Standard and Poor's Corporation Descriptions Manual or such other comparable manual, (viii) any "road shows" or other meetings with prospective investors desired by the Underwriters, including transportation, accommodation, meal, conference room, audio-visual presentation and

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 19


similar expenses of the Underwriters or their designees (other than as shall have been specifically approved in advance by the Underwriters to be paid for by the Underwriters) and (ix) the publication of "tombstone" advertisements in newspapers and other publications selected by the Underwriters and the manufacture of Prospectus memorabilia.

     In addition to the foregoing, the Company shall reimburse the Underwriters for their expenses incurred in connection with the IPO on a non-accountable basis in the amount of 2.6% percent of the gross proceeds from the sale of the Shares (the "Allowance.") The Allowance shall be deducted from the funds to be paid by the Underwriters in payment for the Firm Shares on the Firm Closing Date. To the extent any Option Shares are sold, any additional Allowance based on the gross proceeds from the sale of the Option Shares shall be deducted from the funds to be paid by the Underwriters in payment for the Option Shares on the Option Closing Date. The Company warrants, represents, and agrees that all such payments and reimbursements will be promptly and fully made.

     (b) Notwithstanding any other provision of this Agreement, if the IPO is terminated for any reason, the Company agrees that, in addition to the Company paying its own expenses as described above, (i) the Company shall reimburse the Representative for its actual accountable out-of-pocket expenses (in addition to blue sky legal fees and expenses referred to above), and (ii) the Representative shall be entitled to retain the Allowance paid by the Company through the date of termination, in accordance with this Agreement; PROVIDED, HOWEVER, that the amount retained pursuant to this clause (ii) shall not exceed the Representative's expenses on an accountable basis to the date of termination and that any unaccounted amount shall be refunded to the Company. Such expenses shall include, but are not to be limited to, fees for the legal services and time of counsel for the Underwriters for all matters relating to the Company and the IPO to the extent not covered by clause (i) above, plus any additional expenses and fees, including, but not limited to, travel expenses, postage expenses, duplication expenses, long-distance telephone expenses, and other expenses incurred by the Representative and its counsel in connection therewith.

      8. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of each Underwriter to purchase and pay for the Firm Shares shall be subject, in each Underwriter's sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof, as of the Firm Closing Date as if made on and as of the Firm Closing Date, and as of each Option Closing Date as if made on and as of each Option Closing Date, to the accuracy of the statements of the Company's directors and officers made pursuant to the provisions hereof and otherwise, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions:

     (a) If the Registration Statement has not been declared effective as of the time of execution hereof, the Registration Statement, as heretofore amended or as amended by an amendment thereto to be filed prior to the Firm Closing Date, shall have been declared

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 20


effective not later than 5:30 P.M., New York City time, on the date on which the amendment to such registration statement containing information regarding the IPO price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by the Underwriters, if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act (or any successor rule), no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; and the Company shall have complied with all requests of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

     (b) The Underwriter shall have received an opinion, dated the Firm Closing Date and each Option Closing Date, of Porter & Hedges, L.L.P., counsel to the Company, to the effect that:

          (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization;

          (ii) the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of any properties or the conduct of its business requires such qualification, except where the failure to qualify would not have a Materially Adverse Effect upon the Company;

          (iii) the Company has full corporate power and authority to own or lease its property and conduct its business as now being conducted and as proposed to be conducted, as described in the Registration Statement and the Prospectus, and the Company has full corporate power and authority to enter into this Agreement and the Underwriters' Warrant Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it;

          (iv) to the best knowledge of such counsel after inquiry, there are no outstanding options, warrants, or other rights granted by the Company to purchase shares of its Common Stock, preferred stock, or other securities other than as described in the Prospectus;

          (v) the Shares have been duly authorized, and the Underwriters' Warrant Shares have been duly reserved for issuance, by all necessary corporate action on the part of the Company; the Shares, when issued, delivered to and paid for by the Underwriters, pursuant to this Agreement, will be validly issued, fully paid, nonassessable, and free of preemptive rights and will conform to the description thereof in the Prospectus; the Underwriters' Warrant Shares, when issued delivered to and paid for by the Underwriters pursuant to the Underwriters' Warrant Agreement; will be validly issued, fully paid, nonassessable, and free of preemptive rights and will conform to the description thereof in the Prospectus;

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 21

          (vi) to the best knowledge of such counsel after inquiry, no holder of outstanding securities of the Company is entitled to any preemptive or other right to subscribe for any of the Shares or any other securities of the Company except as described in the Prospectus;

          (vii) to the best knowledge of such counsel after inquiry, no person is entitled to have securities registered by the Company under the Registration Statement or otherwise other than as described in the Prospectus;

          (viii) the execution and delivery of this Agreement, the Underwriters' Warrant, and the Underwriters' Warrant Agreement have each been duly authorized by all necessary corporate action on the part of the Company;

          (ix) this Agreement and the Underwriters' Warrant Agreement have each been duly executed and delivered by the Company, and each is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity (except to the extent that the indemnification obligations of the Company set forth in this Agreement and in the Underwriters' Warrant Agreement are held to be unenforceable because of public policy by a court having competent jurisdiction);

          (x) the Underwriters' Warrants conform to the description thereof in the Registration Statement and the Prospectus and are duly authorized and, upon payment of the purchase price, will be validly issued and constitute valid and binding obligations of the Company;

          (xi) the certificates representing the Shares are in due and proper form under law;

          (xii) the statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as those statements purport to summarize the terms of the capital stock, options, warrants, convertible securities, derivative securities and other securities of the Company have been reviewed by them and are correct and complete in all material respects and not misleading in any material respect.

          (xiii) the statements set forth in the Prospectus describing statutes and regulations and the descriptions of the consequences to the Company under such statutes and regulations have been reviewed by them and are correct and complete in all material respects and not misleading in any material respect

          (xiv) the statements in the Prospectus, describing the contracts, instruments, leases, licenses, and other agreements of the Company have been reviewed by them and are correct and complete in all material respects and not misleading in any material respect and include all material terms thereof;

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 22

          (xv) none of (A) the execution and delivery of this Agreement, the Underwriters' Warrants, and the Underwriters' Warrant Agreement, (B) the issuance, offering, and sale by the Company to the Underwriters of the Shares pursuant to this Agreement and the Underwriters' Warrant Shares pursuant to the Underwriters' Warrant Agreement, nor (C) the compliance by the Company with the other provisions of this Agreement and the Underwriters' Warrant Agreement and the consummation of the transactions contemplated hereby and thereby:

                   (1) requires the consent, approval, authorization, registration, or qualification of or with any court or governmental authority, except such as have been obtained and such as may be required under state blue sky or securities laws and federal or state communications laws, rules, and regulations, or

                   (2) conflicts with or results in a breach or violation of, or constitutes a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, or other material agreement or instrument to which the Company is a party or by which the Company or any of its property is bound or subject, or the certificate of incorporation or by-laws of the Company, or any statute, judgment, decree, order, rule, or regulation of any court or other governmental or regulatory authority or arbitrator or tribunal applicable to the Company;

          (xvi) no material legal or governmental proceedings are pending or, to the best knowledge of such counsel after inquiry, are threatened to which the Company is a party or to which the property of the Company is subject except: (A) as described in the Registration Statement and Prospectus; and (B) those arising in the ordinary course of business and fully covered by insurance;

          (xvii) to the best knowledge of such counsel after inquiry, no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

          (xviii) to the best knowledge of such counsel after inquiry, the Company is not:

                   [a]   in violation or breach of, or in default with
respect to, any term of its certificate of incorporation or by-laws, or

                   [b]   except as disclosed in the Registration Statement
and the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus), in violation or breach of, or in default with respect to, any law, statute, regulation, ordinance, rule, order, judgment, or decree of any court or any governmental or regulatory authority applicable to it, or

                   [c]   except as disclosed in the Registration Statement
and the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus), in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which it is a party or by

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 23

which it or any of its property may be bound or subject, and no event has occurred which with notice (whether or not notice shall have or may be given), lapse of time (or both) would constitute such a default;

          (xix) the Shares have been approved for listing on the American Stock Exchange;

          (xx) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) or any successor rule has been made in the manner and within the time period required by Rule 424(b) or any successor rule; and, to the best knowledge of such counsel after inquiry, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best knowledge of such counsel after inquiry, are contemplated by the Commission;

          (xxi) the Registration Statement and each amendment thereto and the Prospectus (in each case, other than the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

          (xxii)   the Company is not an "investment company" as defined in
Section 3(a) of the Investment Company Act and, if the Company conducts its business as set forth in the Prospectus, it will not become an "investment company," and it will not be required to register under the Investment Company Act;

          (xxiii)        (A)  the Company, through ARC, has good and
indefeasable title to all of the assets of ARC, subject to and in accordance with the ARC Acquisition Agreement;

                         (B)  the Company, through AXCES, has good and
indefeasible title to all of the assets of AXCES as of the Firm Closing Date, subject to and in accordance with the AXCES Acquisition Agreement;

                         (C)  the Company, through InfoHighway, has good and
indefeasible title to all of the assets of InfoHighway as of the Firm Closing Date, subject to and in accordance with the InfoHighway Acquisition Agreement;

          (xxiv) Although we are not passing upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus), except as specified in the foregoing opinion, nothing has come to our attention that would lead us to believe that:

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 24

                   [a] the Registration Statement (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need to make no statement), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or

                   [b] the Prospectus (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued or distributed, or at the time any such amended or supplemented prospectus was issued or distributed, or on the Firm Closing Date, or on any Option Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xxv) The Company owns all capital stock of the Founding Companies, and such capital stock is validly issued, fully paid, nonassessable and free of preemptive rights.

          In rendering any such opinion, Porter & Hedges, L.L.P. may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials, copies of which certificates will be provided to the Underwriters.

          (c)(i) The Underwriters shall have received an opinion, dated the Firm Closing Date and each Option Closing Date, from Fisher, Wayland, Cooper, Leader and Zaragoz, regulatory counsel to the Company and ARC, to the effect that:

                   [a] the Company and ARC possess adequate licenses, orders, authorizations, approvals, certificates or permits issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct their business as described in the Registration Statement and the Prospectus;

                   [b] there are no pending or, to the best knowledge of such counsel after inquiry, threatened proceedings relating to the revocation or modification of any such license, order, authorization, approval, certificate or permit;

                   [c]   the statements set forth in the Prospectus
describing statutes and regulations and the descriptions of the consequences to the Company and ARC under such statutes and regulations are fair summaries of the information set forth therein and are accurate in all material respects;

                   [d] it has read the portions of the Registration Statement and the Prospectus entitled "Business," "Risk Factors," "Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations," together with all descriptions contained therein of regulatory approvals and regulatory matters, and nothing has come to its attention that has caused it to believe that such portions of the Registration Statement, as of the Effective Date (including the information deemed to be

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 25

a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Firm Closing Date and as of any Option Closing Date, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering any such opinion, Fisher, Wayland, Cooper, Leader and Zaragoz may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and ARC and public officials, copies of which certificates will be provided to the Underwriters.


          (c)(ii) The Underwriters shall have received an opinion, dated the Firm Closing Date and each Option Closing Date, from Nowalsky, Bronston & Gothard, regulatory counsel to AXCES, to the effect that:

                   [a] AXCES possesses adequate licenses, orders, authorizations, approvals, certificates or permits issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct its business as described in the Registration Statement and the Prospectus;

                   [b] there are no pending or, to the best knowledge of such counsel after inquiry, threatened proceedings relating to the revocation or modification of any such license, order, authorization, approval, certificate or permit;

                   [c]   the statements set forth in the Prospectus
describing statutes and regulations and the descriptions of the consequences to AXCES under such statutes and regulations are fair summaries of the information set forth therein and are accurate in all material respects;

                   [d] it has read the portions of the Registration Statement and the Prospectus entitled "Business," "Risk Factors," "Management's Discussion and Analysis of Pro Forma Financial Condition and Results of Operations," together with all descriptions contained therein of regulatory approvals and regulatory matters, and nothing has come to its attention that has caused it to believe that such portions of the Registration Statement, as of the Effective Date (including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Firm Closing Date and as of any Option Closing Date, contained an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering any such opinion, Nowalsky, Bronston & Gothard may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 26

officers of AXCES and public officials, copies of which certificates will be provided to the Underwriters.

          (d)(i) At the time this Agreement is executed, at the Firm Closing Date, and at each Option Closing Date, the Underwriters shall receive a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes, decreases or increases, if any, referred to in clause [c] below) in all respects to the Representative and the Representative's counsel, from BDO Seidman, LLP:

                   [a]   confirming that it is the independent certified
public accountant with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations;

                   [b]   stating that it is its opinion that the financial
statements of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and that the Underwriters may rely upon the opinion of BDO Seidman, LLP with respect to the financial statements included in the Registration Statement;

                   [c]   stating that nothing has come to its attention which
would lead it to believe that:

                         (A) the unaudited pro forma combined financial
statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement,

                         (B) at a specified date not more than five (5) days
prior to the Effective Date, there has not been any change in the Company's capital stock or increase in the Company's debt, or any decrease in the Company's stockholders' equity, net current assets, or net assets as compared with amounts shown in the December 31, 1998 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change, decrease, or increase setting forth the amount of such change, decrease; or increase, or

                         (C) during the period from January 1, 1999 to a
specified date not more than five (5) days prior to the Effective Date, there has not been any decrease (increase) in net revenues, net income (loss) or in net earnings (loss) per common share of the Company, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                   [d]   setting forth, at a date not later than five (5)
days prior to the Effective Date, the amount of liabilities of the Company;

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 27

                   [e]   stating that it has compared specific dollar
amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

                   [f]   statements as to such other matters incident to the
transaction contemplated hereby as the Representative may request.

          At the Firm Closing Date and each Option Closing Date, if any, the Representative shall have received from BDO Seidman, LLP a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms that statements made in the letter furnished pursuant to subsection 8(d), except that the specified date referred to shall be a date not more than five (5) days prior to the Firm Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that it has carried out procedures as specified in this subsection 8(d) with respect to certain amounts, percentages, and financial information as specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause [e].

          (d)(ii) At the time this Agreement is executed, at the Firm Closing Date, and at each Option Closing Date, the Underwriters shall receive a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes, decreases or increases, if any, referred to in clause [c] below) in all respects to the Representative and the Representative's counsel, from Pannel Kerr Forster of Texas, P.C.:

                   [a]   confirming that it is the independent certified
public accountant with respect to AXCES within the meaning of the Securities Act and the applicable rules and regulations;

                   [b]   stating that it is its opinion that the financial
statements of AXCES included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and that the Underwriters may rely upon the opinion of Pannel Kerr Forster of Texas, P.C. with respect to the financial statements included in the Registration Statement;

                   [c]   stating that nothing has come to its attention which
would lead it to believe that:

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 28

                         (A) at a specified date not more than five (5) days
prior to the Effective Date, there has not been any change in AXCES' capital stock or increase in AXCES' debt, or any decrease in AXCES' stockholders' equity, net current assets, or net assets as compared with amounts shown in the December 31, 1998 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change, decrease, or increase setting forth the amount of such change, decrease; or increase, or

                         (B) during the period from January 1, 1999 to a
specified date not more than five (5) days prior to the Effective Date, there has not been any decrease (increase) in net revenues, net income (loss) or in net earnings (loss) per common share of AXCES, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                   [e]   statements as to such other matters incident to the
transaction contemplated hereby as the Representative may request.

          At the Firm Closing Date and each Option Closing Date, if any, the Representative shall have received from Pannel Kerr Forster of Texas, P.C.. a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms that statements made in the letter furnished pursuant to subsection 8(d), except that the specified date referred to shall be a date not more than five (5) days prior to the Firm Closing Date or the Option Closing Date, as the case may be.

          (d)(iii) At the time this Agreement is executed, at the Firm Closing Date, and at each Option Closing Date, the Underwriters shall receive a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes, decreases or increases, if any, referred to in clause [c] below) in all respects to the Representative and the Representative's counsel, from KPMG,
LLP:

                   [a]   confirming that it is the independent certified
public accountant with respect to InfoHighway within the meaning of the Securities Act and the applicable rules and regulations;

                   [b]   stating that it is its opinion that the financial
statements of InfoHighway included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and that the Underwriters may rely upon the opinion of KPMG, LLP with respect to the financial statements included in the Registration Statement;

                   [c]   stating that nothing has come to its attention which
would lead it to believe that:

                         (A) at a specified date not more than five (5) days
prior to the Effective Date, there has not been any change in InfoHighway's capital stock or increase in InfoHighway's debt, or any decrease in InfoHighway's stockholders' equity, net

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 29

current assets, or net assets as compared with amounts shown in the December 31, 1998 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change, decrease, or increase setting forth the amount of such change, decrease; or increase, or

                         (B) during the period from January 1, 1999 to a
specified date not more than five (5) days prior to the Effective Date, there has not been any decrease (increase) in net revenues, net income (loss) or in net earnings (loss) per common share of InfoHighway, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                   [d]   statements as to such other matters incident to the
transaction contemplated hereby as the Representative may request.

          At the Firm Closing Date and each Option Closing Date, if any, the Representative shall have received from KPMG, LLP a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms that statements made in the letter furnished pursuant to subsection 8(d), except that the specified date referred to shall be a date not more than five (5) days prior to the Firm Closing Date or the Option Closing Date, as the case may be.

          (d)(iv) At the time this Agreement is executed, at the Firm Closing Date, and at each Option Closing Date, the Underwriters shall receive a letter, dated such date, addressed to the Underwriters in form and substance satisfactory (including the non-material nature of the changes, decreases or increases, if any, referred to in clause [c] below) in all respects to the Representative and the Representative's counsel, from Moore Stephens, P.C.:

                   [a]   confirming that it is the independent certified
public accountant with respect to ARC within the meaning of the Securities Act and the applicable rules and regulations;

                   [b]   stating that it is its opinion that the financial
statements of ARC included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and that the Underwriters may rely upon the opinion of Moore Stephens, P.C. with respect to the financial statements included in the Registration Statement;

                   [c]   stating that nothing has come to its attention which
would lead it to believe that:

                         (A) at a specified date not more than five (5) days
prior to the Effective Date, there has not been any change in ARC's capital stock or increase in ARC's debt, or any decrease in ARC's stockholders' equity, net current assets, or net assets as compared with amounts shown in the December 31, 1998 balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change, decrease, or increase setting forth the amount of such change, decrease; or increase, or

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 30

                         (B) during the period from January 1, 1999 to a
specified date not more than five (5) days prior to the Effective Date, there has not been any decrease (increase) in net revenues, net income (loss) or in net earnings (loss) per common share of ARC, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

                   [d]   statements as to such other matters incident to the
transaction contemplated hereby as the Representative may request.

          At the Firm Closing Date and each Option Closing Date, if any, the Representative shall have received from Moore Stephens, P.C. a letter, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that it reaffirms that statements made in the letter furnished pursuant to subsection 8(d), except that the specified date referred to shall be a date not more than five (5) days prior to the Firm Closing Date or the Option Closing Date, as the case may be.

          (e) The representations and warranties of the Company contained in this Agreement shall be true and correct as if made on and as of the Firm Closing Date and each Option Closing Date, if any.

          (f) The Registration Statement shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date and each Option Closing Date, if any, shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (g) The Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement and the Warrant Agreement, at or prior to the Firm Closing Date.

          (h) No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted, threatened, or contemplated by the Commission.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in the business, operations, condition (financial or otherwise), earnings or prospects of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

          (j) The Underwriters shall have received a certificate, dated the Firm Closing Date and each Option Closing Date, if any, of the Chief Executive Officer and the Secretary of the Company to the effect set forth in subparagraphs (e) through (i) above.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 31

     (k) The Common Stock shall be qualified in such jurisdictions as the Underwriters may request, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Firm Closing Date and each Option Closing Date, if any.

     (l) The Company shall have executed and delivered to the Underwriters the Underwriters' Warrant Agreement and a certificate or certificates evidencing the Underwriters' Warrants, in each case in a form acceptable to the Underwriters.

     (m) The Company has obtained and delivered to the Representative the agreements (the "Lock-Up Agreements"), in the form annexed hereto as Exhibit A, with the officers, directors, and other security holders of the Company, set forth on Schedule 2 hereof, owning or having rights to acquire shares of Common Stock or the Company's preferred stock.

     (n) On or before the Firm Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents, letters or other information as they may have reasonably requested from the Company and other security holders of the Company.

     All opinions, certificates, letters, and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Underwriters and counsel for the Underwriters. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters, and documents in such quantities as the Underwriters and counsel for the Underwriters shall request.

     The obligation of the Underwriters to purchase and pay for any Option Shares shall be subject, in its discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the Firm Closing Date shall be deemed to refer to such Option Shares and the related Option Closing Date, respectively.

     9.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, each of their respective directors, officers, employees, agents and each person, if any, who controls either of the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Underwriter Indemnified Parties" or, individually, "Underwriter Indemnified Party"), against any losses, claims, damages, or liabilities, joint or several, to which such Underwriter Indemnified Parties, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (1) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (2), any Application; or

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 32

          (ii) the omission or alleged omission to state, in such Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading.

     The Company will reimburse, as incurred, the Underwriter Indemnified Parties for any amounts reasonably incurred by the Underwriter Indemnified Parties in connection with investigating, defending against, or appearing as a third-party witness in connection with any loss, claim, damage, liability, action, investigation, litigation, or proceeding, including legal fees, accounting, investigative or other expenses; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein. Solely with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, or liability purchased Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered by the Company to the Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability, or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have to each of the Underwriter Indemnified Parties.

     The Company will not, without the prior written consent of the Underwriters, settle, compromise, or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which any liability could be asserted against any Underwriter Indemnified Party or indemnification could be sought hereunder (whether or not the Underwriter Indemnified Party is a party to such claim, action, suit, or proceeding), unless such settlement, compromise, or consent includes an unconditional general release of the Underwriter Indemnified Party from all liability arising out of such claim, action, suit, or proceeding.

      (b) Each of the Underwriters will indemnify and hold harmless the Company, its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the "Company Indemnified Parties") against, any losses, claims, damages, or liabilities to which the Company Indemnified Parties may become subject under the Securities Act or otherwise, but only insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 33

amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein. Subject to the limitation set forth immediately preceding this clause, the Underwriters will reimburse, as incurred, any amounts reasonably incurred by the Company Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability, or any action in respect thereof, including legal fees, accounting, investigative or other expenses. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have to each of the Company Indemnified Parties.

     (c) Promptly after receipt by an indemnified party under subsection 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection 9(a) or 9(b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, unless and to the extent that such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from, additional to, or inconsistent with those available to the indemnifying party, such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties, and the indemnifying party shall bear the cost of any legal fees or other expenses subsequently incurred by the indemnified party in connection with its defense.

     If the indemnified party may not reasonably conclude that there may be one or more legal defenses available to it which are different from, additional to, or inconsistent with those available to the indemnifying party, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this section 9 for any legal fees or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel and (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party has been given, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 34

     (d) In circumstances in which the indemnification provided for in subsection 9(a) or 9(b) is unavailable or insufficient to hold harmless an indemnified party in respect of the losses, claims, damages, or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided for in the foregoing sentence is not permitted by applicable law, then each party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the IPO (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and the other equitable considerations appropriate i the circumstances. The Company and each of the Underwriters agree that it would not be equitable if the amount of such contribution were determined by PRO RATA or PER CAPITA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph. Notwithstanding any other provision of this paragraph, the Underwriters shall not be obligated to make contributions hereunder that in the aggregate exceed the total IPO price of the Shares purchased by the Underwriters under this Agreement, less the aggregate amount of any damages that the Underwriters have otherwise been required to pay in respect of the same or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10.  SUBSTITUTION OF UNDERWRITERS.

     If any Underwriter shall for any reason not permitted hereunder cancel its obligations to purchase the Firm Shares hereunder, or shall fail to take up and pay for the Firm Shares set forth opposite its name on Schedule I hereto upon tender of such Firm Shares in accordance with the terms hereof, then the remaining Underwriter shall have the right to take up and pay for the Firm Shares which the defaulting Underwriter agreed but failed to purchase. If such remaining Underwriter does not, at the Firm Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter agreed but failed to purchase, the time for delivery of the Firm Shares shall be extended to the next business day to allow the remaining Underwriter the privilege of substituting within 24 hours

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 35

another underwriter or underwriters satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid, within such 24 hour period, the time of delivery of the Firm Shares may, at the option of the Company, be again extended to the next following business day, if necessary, to allow the Company the privilege of finding within 24 hours another underwriter or underwriters to purchase the Firm Shares which the defaulting Underwriter agreed but failed to purchase. If it shall be arranged for the remaining Underwriter or substituted Underwriter to take up the Firm Shares of the defaulting Underwriter, (i) the Company or the Underwriter shall have the right to postpone the time of delivery for a period of not more than 7 business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or Prospectus, or in any other document or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) respective numbers of Firm Shares to be purchased by the remaining Underwriter or substituted Underwriter shall be taken as the basis of the underwriting obligatin for all purposes of this Agreement.

     If there is an event of default by any Underwriter and (i) the remaining Underwriter fails to take up and pay for all the Firm Shares agreed to be purchased by the defaulting Underwriter or substitute another underwriter, and (ii) the Company does not find or elects not to find another underwriter for such Firm Shares, then this Agreement shall terminate.

     If, following exercise of the Option, any Underwriter shall for any reason not permitted hereunder cancel its obligation to purchase the Option Shares at the Option Closing Date, or shall fail to take up and pay for the number of Option Shares, which it became obligated to purchase at the Option Closing Date upon tender of such Option Shares, then the remaining Underwriter or substituted Underwriter may take up and pay for the Option Shares of the defaulting Underwriter. If the remaining Underwriter or substituted Underwriter shall not take up and pay for the all such Option Shares, the Underwriters shall be entitled to purchase the number of Option Shares for which there is not a default or, at their election, the Option shall terminate, the exercise thereof shall be of no effect.

     11. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities, and other statements and obligations of the Company, any of its officers or directors, and of the Underwriters set forth in this Agreement or made by or on behalf of any of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Underwriters or any controlling person referred to herein and
(ii) delivery of and payment for the Shares. The obligations of the Company and the Underwriters contained in Section 9 of this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     12.  TERMINATION.

     (a) This Agreement may be terminated with respect to the Firm Shares or any Option Shares in the sole discretion of the Representative by notice to the Company

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 36


given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused, or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or if at or prior to the Firm Closing Date or such Option Closing Date, respectively:

          (i) the Company sustains a loss by reason of explosion, fire, flood, accident, or other calamity, which, in the sole opinion of the Representative, (A) has a Material Adverse Effect on the value of the properties of the Company or the operation of the business of the Company, and (B) materially impairs the investment quality of the Firm Shares, regardless of whether such loss shall have been insured;

          (ii) there shall have been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect (including, without limitation, a change in management or control of the Company), in the business, operations, condition (financial or otherwise), earnings or prospects of the Company, materially impairing the investment quality of the Firm Shares, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

          (iii) any action, suit or proceeding shall be threatened, instituted, or pending, at law or in equity, against the Company or any of its properties, by any person or by any federal, state, foreign or other governmental or regulatory commission, board, or agency wherein any likely unfavorable result or decision could, in the sole opinion of the Representative, have a Material Adverse Effect on the business, operations, condition (financial or otherwise), earnings, or prospects of the Company and materially impair the investment quality of the Firm Shares;

          (iv) trading in the Common Stock shall have been suspended by the Commission, the NASD, or the American Stock Exchange;

          (v) a banking moratorium shall have been declared by New York, Texas or United States authorities;

          (vi) there shall have been an outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency, or any material change in financial, political or economic conditions, if, in the sole judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, emergency or material change in financial, political or economic conditions materially impairs the investment quality of the Firm Shares and makes it impracticable or inadvisable to proceed with the completion of the sale of and payment for the Firm Shares.

     (b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party, except as provided in
Section 7 and Section 9 hereof.

     13. INFORMATION SUPPLIED BY THE UNDERWRITERS. The statements set forth under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 37

extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company.

     14. NOTICES. All notices hereunder to or upon either party hereto shall be deemed to have been duly given for all purposes if in writing and
(i) delivered in person or by messenger or an overnight courier service against receipt, or (ii) sent by certified or registered mail, postage paid, return receipt requested, or (iii) sent by telegram, facsimile, telex or similar means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address: a) if to the Company, InfoHighway Communications Corporation, 1770 Motor Parkway, Suite 300, Hauppauge, New York, 11788, Attn: Joseph Gregori; fax number (516) 582-1240; (b) if to the Underwriters, then to the Representative, Weatherly Securities Corporation, Two World Trade Center, Suite 2946, New York, New York, 10048, Attn: John S. Matthews; fax number
(212) 412-7230, or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Agreement. The date of giving of any such notice shall be, in the case of clause (i), the date of the receipt; in the case of clause (ii), five business days after such notice or demand is sent; and, in the case of clause
(iii), the business day next following the date such notice is sent.

     15. AMENDMENT. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

     16. WAIVER. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

     17. APPLICABLE LAW. This agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

     18. JURISDICTION. Each of the parties hereto hereby (i) irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (ii) waives any objection to venue in the County of New York, State of New York, or such District.

     19. REMEDIES. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction, and specific performance. The parties waive any requirement for the posting of a bond in connection with such equitable relief. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 38

or in equity for such actual or prospective breach or default, including the recovery of damages.

     20. ATTORNEYS' FEES. The prevailing party in any suit, action, or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, shall be entitled to recover its costs and reasonable attorneys' fees.

     21. SEVERABILITY. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

     22. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

     23. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

     24. TITLES, CAPTIONS, GRAMMATICAL CONVENTIONS. The titles and captions of the articles and sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

     25. ENTIRE AGREEMENT. This Agreement embodies the entire Agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page 39

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and the Underwriters.

                               Very truly yours,

                               INFOHIGHWAY COMMUNICATIONS CORPORATION


                               By:
                                  -------------------------------
                                  Name: Joseph Gregori
                                  Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

WEATHERLY SECURITIES CORPORATION
as Representative of the Underwriters


By:
   ----------------------------
   Name: John S. Matthews
   Title: Chief Executive Officer

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                    Page i


                                   SCHEDULE 1

                                  UNDERWRITERS


UNDERWRITERS                            FIRM SHARES TO BE PURCHASED
------------                            ---------------------------
Weatherly Securities Corporation        1,050,000

Westport Resources Investment             550,000
Services, Inc.                          ---------


                              TOTAL     1,600,000
                                        ---------
                                        ---------

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                    Page i


                                   SCHEDULE 2


                   SHAREHOLDERS SUBJECT TO LOCK-UP AGREEMENTS

SHAREHOLDERS                   AMOUNT        TYPE
------------                   ------        ----
Benchmark Equity Group         579,886       Common Stock
                               158,363       Contingent Common Stock Issue
                                             Rights

Emerging Ventures LLC           97,260       Common Stock
                                38,067       Contingent Common Stock Issue
                                             Rights

Pound Capital                   52,371       Common Stock
                                20,497       Contingent Common Stock Issue
                                             Rights

Christopher H. Efird           115,429       Common Stock
                                67,243       Contingent Common Stock Issue
                                             Rights

Constantin J. Trezos            40,614       Common Stock
                                23,660       Contingent Common Stock Issue
                                             Rights

Jeffrey W. Tomz                 23,514       Common Stock
                                13,699       Contingent Common Stock Issue
                                             Rights

Gary Panno                      14,963       Common Stock
                                 8,716       Contingent Common Stock Issue
                                             Rights

Don Moorehead                   14,963       Common Stock
                                 8,716       Contingent Common Stock Issue
                                             Rights

Joseph Gregori                 480,000       Options for Common Stock

Peter Parrinello               375,000       Options for Common Stock

Trident III, L.L.C.            150,000       Warrants for Common Stock

Harry Bennett                   10,000       Options for Common Stock


Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page ii


Edward Seidenberg               10,000       Options for Common Stock

Founder's Equity Group          83,333       Warrants for Common Stock

Weatherly Warrant Holders      300,000       Warrants for Common Stock

Halcyon Investment Company      40,000       Warrants for Common Stock

John C. Vanderhider             36,185       Warrants for Common Stock

Underwriter Warrants           184,000       Warrants for Common Stock

Michael Avignon                100,000       Options for Common Stock

Timothy Till                    75,000       Options for Common Stock

Peter Karoczkai                225,000       Options for Common Stock

Charles Garber                 100,000       Options for Common Stock

Adrianne Davis                  20,000       Options for Common Stock

Joe Stagliano                   25,000       Options for Common Stock

Isset Haci                      10,000       Options for Common Stock

Mike Sable                      10,000       Options for Common Stock

Milt Schneebalg                 20,000       Options for Common Stock

Joe Corsetti                    20,000       Options for Common Stock

Stephen Lee                      5,000       Options for Common Stock

Rich Centrello                   3,750       Options for Common Stock

John Shkrell                     5,000       Options for Common Stock

Glen Plowman                     3,750       Options for Common Stock

Kori Moore                       2,500       Options for Common Stock
                             ---------
                             3,571,479
                             ---------
                             ---------

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                    Page i


                                   EXHIBIT A

                           FORM OF LOCK-UP AGREEMENT


_____________, 1999

Weatherly Securities Corporation
Two World Trade Center, Suite 2946
New York, New York 10048

Ladies and Gentlemen:

     In order to induce Weatherly Securities Corporation, as the representative ("Representative") of the several underwriters, named in
Schedule 1 hereto (the "Underwriters"), to enter into that certain Underwriting Agreement, dated ___________, 1999, with InfoHighway Communications Corporation ("Company") with respect to the proposed initial public offering (the "IPO") of 1,600,000 shares of common stock, par value $.0001 per share ("Common Stock") of the Company pursuant to a registration statement on Form S-1, File No. 333-82151 ("Registration Statement"), with respect to (i) all shares of common stock the undersigned owns (the "Common Securities"), (ii) all shares of preferred stock, all options, all warrants and all other derivative securities of the Company which the undersigned owns (the "Derivative Securities"), and (iii) all shares issuable upon exercise or conversion of the Derivative Securities (the "Underlying Securities," and together with the Common Securities and the Derivative Securities, the "Securities"), the undersigned covenants and agrees for the benefit of the Company and the Underwriters to abide by the following terms and conditions of this Lock-Up Agreement:

     1. The undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, pledge, assign, hypothecate, or otherwise dispose of, encumber, or transfer (collectively, a "Transfer") all or any portion of the economic consequences associated with the ownership of any Securities beneficially owned by the undersigned for a period of 24 months after the date on which the Securities and Exchange Commission declares the Registration Statement effective, without the prior written consent of the Representative. Notwithstanding the foregoing, if the average of the closing prices for the Company's Common Stock during the last ten trading days of any measurement period set forth below (each a "Measurement Period") following the closing date of the IPO, is at least $17.00 per share, then the designated percentage for such Measurement Period of all of the Securities subject to this Lock-Up Agreement outstanding at the time shall be irrevocably released from such restrictions:

               MEASUREMENT PERIOD             PERCENTAGE RELEASED
               ------------------             -------------------
                    12 months                        10%
                    15 months                        20%
                    18 months                        30%
                    21 months                        40%
                    24 months         All shares not previously released.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page ii


In calculating the number of Securities to be released upon any Measurement Period, the designated percentage shall be multiplied by the sum of (a) all of the Securities subject to the Lock-Up Agreement, and (b) all Securities previously released from such restrictions pursuant to this Lock-Up Agreement. Notwithstanding the foregoing, nothing in this agreement shall restrict the Transfer by the undersigned of any Securities to a Related Person as defined on Exhibit A-1 hereto.

     2. To comply with any additional restriction or condition on the disposition of such Securities which may be required to qualify the offering of such Securities in any jurisdiction in accordance with the blue sky or securities laws of such jurisdiction.

     3. To enable the Representative to enforce the foregoing, the undersigned hereby consents to the placing of restrictive legends consistent with this Lock-Up Agreement upon the certificates evidencing the Securities and to the entry of stop-transfer orders consistent with this Lock-Up Agreement on the books and records of the transfer agent of the Securities with respect to any Securities registered in the name of the undersigned or beneficially owned by the undersigned. The Company agrees to instruct the transfer agent to place such legends and enter such stop-transfer orders and not to transfer any Securities unless consistent with this Lock-Up Agreement without the consent of the Representative as set forth herein.

     4. The undersigned understands that the Company and the Representative will rely upon this Lock-Up Agreement in agreeing to consummate the IPO. The provisions of this Lock-Up Agreement shall be binding upon the undersigned and his successors, assigns, heirs and legal representatives, and shall inure to the benefit of the Company and the Representative and their respective successors and assigns.

     5. This Lock-Up Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

     6. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York in connection with any suit, action or other proceeding arising out of or relating to this Lock-Up Agreement, and waives any objection to venue in the County of New York, State of New York, or such District.

     7. In the event of any actual or prospective breach or default of this Lock-Up Agreement by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction, and specific performance. The parties waive any requirement for the posting of a bond in connection with such equitable relief. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                  Page iii


     8. The prevailing party in any suit, action, or other proceeding arising out of or relating to this Lock-Up Agreement or the transactions contemplated hereby, shall be entitled to recover its costs and reasonable attorneys' fees.




                         [Name of Shareholder or Contingent Shareholder]


                         By: _______________________________


Accepted and Agreed to:

Weatherly Securities Corporation


By:
    ------------------------
    John S. Matthews
    Chief Executive Officer

Weatherly Securities                                      Underwriting Agreement
InfoHighway Communications Corporation                                   Page iv


EXHIBIT A-1


                               LOCK-UP DEFINITIONS


     "ENTITY" means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

     "ESTATE" means, as to any natural person who has died or been adjudicated mentally incompetent by a court of competent jurisdiction, (i) that person's estate or (ii) the administrator, conservator, executor, guardian or representative of that person's estate.

     "IMMEDIATE FAMILY MEMBER" of the undersigned means at any time: (a) if the undersigned is a natural person, any child or grandchild (by blood or legal adoption) or spouse of the undersigned at that time, or any child of the undersigned's spouse; and (b) if the undersigned is an Entity which has as an ultimate beneficial owner one or more natural persons, or a natural person and his spouse, any child or grandchild (by blood or legal adoption) or spouse at that time (if not then an ultimate beneficial owner of the Entity), or any child of the spouse, of the ultimate beneficial owner or owners of the Entity.

     "PERSON" means any natural person, Entity, estate or trust

     "RELATED PERSON" of the undersigned means: (a) if the undersigned is a natural person, (i) any Immediate Family Member of the undersigned, (ii) any Estate of the undersigned or any Immediate Family Member of the undersigned,
(iii) the trustee of any inter vivos or testamentary trust of which all the beneficiaries are Immediate Family Members of the undersigned, and (iv) any Entity the entire equity interest in which is owned by any one or more of the undersigned and Immediate Family Members of the undersigned; and (b) if the undersigned is an Entity, Estate or trust, (i) any Person who owns an equity interest in the undersigned on the date hereof, (ii) any Person who would be a Related Person under clause (a) of this definition of a natural person who is an ultimate beneficial owner of the undersigned, or (iii) any other Entity the entire equity interest in which is owned by any one or more of the undersigned and Immediate Family Members of the undersigned.